EXHIBIT 99.1

10753 Macatawa Drive Holland, Michigan 49424
NEWS RELEASE
NASDAQ STOCK MARKET FOR RELEASE: DATE:	MCBC Immediate July 26, 2012

Macatawa Bank Corporation Reports Second Quarter Results

Holland, Michigan, July 26, 2012 – Macatawa Bank Corporation (Nasdaq: MCBC) today announced its results for the second quarter of 2012, again showing continued improvement in key operating metrics and financial performance.

●	Earnings increased to $3.2 million in the second quarter of 2012 versus $2.4 million in the second quarter of 2011
●	Continued improvement in loan portfolio quality
• Total loan delinquencies decreased again, now at 0.66% of total loans – well below industry averages
• Low net loan charge-offs for the most recent quarter and the last 12 months – well below industry averages
• Nonperforming loans decreased by 20% for the most recent quarter and are at their lowest level since the first quarter of 2007
●	Coverage of allowance for loan losses to nonperforming loans strong with a ratio well above 1-to-1 at 143.79%
●	Regulatory capital ratios at their highest levels in twelve years and comfortably above the minimums to be categorized as “well capitalized” under regulatory standards
●	Strong in-market core deposit growth during the most recent quarter – key categories of deposits increased by 18%
●	While decreasing, costs associated with nonperforming assets remained high - $3.2 million for the most recent quarter

Macatawa reported net income available to common shares of $3.2 million, or $0.12 per diluted share, in the second quarter of 2012 compared to net income of $2.4 million, or $0.13 per diluted share, for the second quarter of 2011.   For the first six months of 2012, the Company reported net income of $7.7 million, or $0.28 per diluted share, compared to net income of $3.7 million, or $0.20 per diluted share, for the same period in 2011.

“The Company’s second quarter 2012 results represent our ninth consecutive quarter of positive net income and reflect continued progress,” said Richard L. Postma, Chairman of the Board of the Company.  “Our earnings have grown and our loan portfolio quality continued its trend of improvement.  While our favorable performance trends continued and our earnings improved, the ongoing costs associated with nonperforming assets, primarily other real estate owned, continued to be a significant strain on earnings.  These costs were $3.2 million for the second quarter 2012.  While this is a decrease from $3.7 million in the second quarter of 2011, we must continue to focus on reducing these costs and our level of nonperforming assets to acceptable levels.  We sold $4.2 million of our other real estate owned in the second quarter of 2012 and $8.6 million in the first half of 2012, but we still had a total of $62.0 million in other real estate owned at the end of the most recent quarter.  Disposing of other real estate owned is a top priority so that we will be better positioned to produce consistent, core earnings.”

Mr. Postma further stated: “We are beginning to see the positive impact of the change in perception of the Bank among our customers and community, as our in-market, core deposit portfolio showed good growth for the most recent quarter.  The time has come for us to have as a top priority prudent growth of the Bank and creation of shareholder value.  We are seeking opportunities to conservatively build our loan portfolio to produce high quality earning asset growth.”

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Macatawa Bank Corporation 2Q Results / page 2 of 4

Operating Results

Net interest income for the second quarter 2012 totaled $11.3 million, an increase of $41,000 from the first quarter 2012 and a decrease of $460,000 from the second quarter 2011, due primarily to a reduction in our earning assets.  Net interest margin was 3.32 percent, unchanged from the first quarter 2012, and down 7 basis points from 3.39 percent for the second quarter 2011.  The margin decrease from the second quarter 2011 was due primarily to the impact of a decreasing rate environment on the Company’s earning asset base.

Average interest earning assets for the second quarter 2012 increased $5.8 million from the first quarter 2012 and were down $19.5 million from the second quarter 2011.  The increase from the first quarter 2012 reflected the positive impact of our investment portfolio building strategy.  The decrease from 2011 reflected the Bank’s continued focus on reduction in credit exposure within certain segments of its loan portfolio.

Non-interest income increased $289,000 in the second quarter 2012 compared to the first quarter 2012 and $384,000 from the second quarter 2011, primarily as a result of increased gains on sales of mortgage loans due to higher production volume.

Non-interest expense was $13.9 million for the second quarter 2012, compared to $14.1 million for the first quarter 2012 and $15.0 million for the second quarter 2011.  The largest fluctuations in non-interest expense related to costs associated with the administration and disposition of problem loans and non-performing assets, which increased $132,000 compared to the first quarter 2012 and were down $551,000 compared to the second quarter 2011. FDIC insurance assessments declined $231,000 compared to the first quarter 2012 due to the termination of the Bank’s Consent Order, and were $362,000 lower than the second quarter 2011 due to the reduction in total assets of the Bank, changes to the FDIC assessment methodology and the termination of the Consent Order.

Asset Quality

As a result of the low level of charge-offs during the second quarter of 2012, along with the consistent improvements in nonperforming loans and past due loans over the past several quarters, and continued shrinkage of the loan portfolio, a negative provision for loan losses of $1.75 million was recorded in the second quarter 2012.  Net charge-offs for the second quarter 2012 were $551,000, compared to first quarter 2012 net recoveries of $1.4 million and second quarter 2011 net charge-offs of $2.9 million.  Total loans past due on payments by 30 days or more amounted to $6.9 million at June 30, 2012, down from $8.9 million at March 31, 2012, $13.1 million at December 31, 2011 and $30.4 million at June 30, 2011.

The allowance for loan losses of $27.2 million was 2.62 percent of total loans at June 30, 2012, compared to 2.78 percent of total loans at March 31, 2012, 2.95 percent at December 31, 2011 and 3.41 percent of total loans at June 30, 2011.  While this overall loan coverage ratio declined, the coverage ratio of allowance for loan losses to nonperforming loans continued to significantly improve, well exceeding 1-to-1 coverage at 143.97 percent at June 30, 2012, compared to 125.36 percent at March 31, 2012, 109.31 percent at December 31, 2011 and 92.66 percent at June 30, 2011.  This ratio was at its highest level since March 2007.

At June 30, 2012, the Company’s non-performing loans were $18.9 million, representing 1.82 percent of total loans, the lowest level since the second quarter of 2007.  This compares to $23.5 million (2.22 percent of total loans) at March 31, 2012, $28.9 million (2.70 percent of total loans) at December 31, 2011 and $40.4 million (3.68 percent of total loans) at June 30, 2011.  Other real estate owned decreased to $62.0 million compared to $66.4 million at December 31, 2011 and decreased $3.4 million from $65.4 million at June 30, 2011.  These balances have remained high over these periods.  However, total nonperforming assets, including other real estate owned and nonperforming loans, have decreased by $25.0 million, over 23 percent, from June 30, 2011 to June 30, 2012.
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Macatawa Bank Corporation 2Q Results / page 3 of 4

A break-down of non-performing loans is shown in the table below.

Dollars in 000s	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011

Commercial Real Estate	$11,117	$12,357	$16,940	$23,107	$33,715
Commercial and Industrial	6,173	9,188	9,560	9,875	4,814
Total Commercial Loans	17,290	21,545	26,500	32,982	38,529
Residential Mortgage Loans	978	1,503	1,888	1,373	1,091
Consumer Loans	611	446	558	671	825
Total Non-Performing Loans	$18,879	$23,494	$28,946	$35,026	$40,445

Residential Developer Loans (a)	$5,830	$8,172	$8,513	$13,289	$16,070

(a)	Represents the amount of loans to residential developers secured by single family residential property which is included in non-performing commercial loans secured by real estate.

Total non-performing assets were $80.9 million, or 5.33 percent of total assets, at June 30, 2012.  A break-down of non-performing assets is shown in the table below.

Dollars in 000s	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011

Non-Performing Loans	$18,879	$23,494	$28,946	$35,026	$40,445
Other Repossessed Assets	0	9	0	26	6
Other Real Estate Owned	62,046	66,236	66,438	66,484	65,432
Total Non-Performing Assets	$80,925	$89,739	$95,384	$101,536	$105,883

Balance Sheet, Liquidity and Capital

Total assets were $1,520.3 million at June 30, 2012, an increase of $12.6 million from $1,507.7 million at December 31, 2011.  Total loans were $1,037.0 million at June 30, 2012, down $34.0 million from $1,071.0 million at December 31, 2011.

Commercial loans decreased by $41.8 million during the first half of 2012, partially offset by increases of $2.3 million in our residential mortgage and consumer loan portfolios.  The commercial real estate portfolio was reduced by $36.3 million during the six months ended June 30, 2012 as the Company continued its efforts to reduce exposure in these segments.  Commercial and industrial loans decreased by $5.4 million during the same period.

The composition of the commercial loan portfolio is shown in the table below:

Dollars in 000s	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011

Construction and Development	$99,271	$101,355	$90,191	$111,244	$115,783
Other Commercial Real Estate	432,662	443,023	478,076	486,708	489,138
Commercial Loans Secured by Real Estate	531,933	544,378	568,267	597,952	604,921
Commercial and Industrial	221,628	228,768	227,051	221,619	231,670
Total Commercial Loans	$753,561	$773,146	$795,318	$819,571	$836,591

Residential Developer Loans (a)	$56,756	$61,200	$66,331	$76,772	$83,612

(a)	Represents the amount of loans to residential developers secured by single family residential property which is included in non-performing commercial loans secured by real estate.

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Macatawa Bank Corporation 2Q Results / page 4 of 4

Total deposits increased to $1,235.5 million at June 30, 2012, up $20.2 million from $1,215.3 million at December 31, 2011.  Balances in checking, savings and money market accounts grew by over 18% on an annualized basis during the second quarter of 2012.  The Bank continues to be successful at attracting and retaining core deposit customers.  Customer deposit accounts remain fully insured to the highest levels available under FDIC deposit insurance.

The Bank’s capital ratios continued to improve in the second quarter 2012.  At June 30, 2012, all of the regulatory capital ratios for Macatawa Bank were maintained at levels comfortably above those required to be categorized as “well capitalized” under applicable regulatory capital guidelines.  Further, the Bank’s regulatory capital ratios at June 30, 2012 were at their highest levels since December 31, 1999.  The Bank was categorized as “well capitalized” at June 30, 2012.

About Macatawa Bank

Headquartered in Holland, Michigan, Macatawa Bank Corporation is the parent company for Macatawa Bank.  Through its banking subsidiary, the Company offers a full range of banking, investment and trust services to individuals, businesses, and governmental entities from a network of 26 full service branches located in communities in Kent County, Ottawa County, and northern Allegan County.  Services include commercial, consumer and real estate financing, business and personal deposit services, ATM’s and Internet banking services, trust and employee benefit plan services, and various investment services.  The Company emphasizes its local management team and decision making, along with providing customers excellent service and superior financial products.

“CAUTIONARY STATEMENT: This press release contains forward-looking statements that are based on management’s current beliefs, expectations, assumptions, estimates, plans and intentions. Forward-looking statements are identifiable by words or phrases such as “trend,” “beginning,” “perception,” “seeking,” “opportunities,” “continue,” “focus,” “positioned,” “strategy,” “efforts” and other similar words or phrases. Such statements are based upon current beliefs and expectations and involve substantial risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These statements include, among others, statements related to trends in our credit quality metrics, the impact of change in perception of the Bank among our customers and in the community, opportunities to conservatively build our loan portfolio to produce high quality earning asset growth, creation of shareholder value, future levels of profitability, and our ability to reduce our level of other real estate owned. All statements with references to future time periods are forward-looking. Management's determination of the provision and allowance for loan losses, the appropriate carrying value of intangible assets (including goodwill, mortgage servicing rights and deferred tax assets) and other-real-estate owned and the fair value of investment securities (including whether any impairment on any investment security is temporary or other-than-temporary and the amount of any impairment) involves judgments that are inherently forward-looking. Our ability to sell other-real-estate owned at its carrying value or at all, successfully implement new programs and initiatives, increase efficiencies, maintain our current level of deposits and other sources of funding, maintain liquidity, respond to declines in collateral values and credit quality, and improve profitability is not entirely within our control and is not assured. The future effect of changes in the real estate, financial and credit markets and the national and regional economy on the banking industry, generally, and Macatawa Bank Corporation, specifically, are also inherently uncertain. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“risk factors”) that are difficult to predict with regard to timing, extend, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed in or implied by such forward-looking statements. Macatawa Bank Corporation does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Risk factors include, but are not limited to, the risk factors described in “Item 1A - Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2011. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.

MACATAWA BANK CORPORATION
CONSOLIDATED FINANCIAL SUMMARY
(Unaudited)

(Dollars in thousands except per share information)
	Three Months Ended		Six Months Ended
	June 30		June 30
EARNINGS SUMMARY	2012	2011	2012	2011
Total interest income	$13,900	$15,490	$27,998	$31,343
Total interest expense	2,578	3,708	5,396	7,963
Net interest income	11,322	11,782	22,602	23,380
Provision for loan loss	(1,750)	(2,000)	(5,350)	(3,450)
Net interest income after provision for loan loss	13,072	13,782	27,952	26,830

NON-INTEREST INCOME
Deposit service charges	776	969	1,571	1,918
Net gains on mortgage loans	780	262	1,251	697
Trust fees	598	620	1,207	1,271
Other	1,846	1,765	3,682	3,409
Total non-interest income	4,000	3,616	7,711	7,295

NON-INTEREST EXPENSE
Salaries and benefits	5,723	5,600	11,443	10,947
Occupancy	941	989	1,912	2,000
Furniture and equipment	858	829	1,685	1,646
FDIC assessment	479	841	1,188	1,819
Administration and disposition of problem assets	3,190	3,741	6,249	8,175
Other	2,695	2,997	5,515	5,846
Total non-interest expense	13,886	14,997	27,992	30,433
Income (loss) before income tax	3,186	2,401	7,671	3,692
Income tax expense (benefit)	-	-	-	-

Net income (loss)	$3,186	$2,401	$7,671	$3,692
Dividends declared on preferred shares	-	-	-	-
Net income (loss) available to common shares	$3,186	$2,401	$7,671	$3,692

Basic earnings per common share	$0.12	$0.13	$0.28	$0.20
Diluted earnings per common share	$0.12	$0.13	$0.28	$0.20
Return on average assets	0.85%	0.63%	1.02%	0.48%
Return on average equity	12.59%	13.24%	15.59%	10.44%
Net interest margin	3.32%	3.39%	3.32%	3.31%
Efficiency ratio	90.63%	97.40%	92.34%	99.21%

BALANCE SHEET DATA		June 30	December 31	June 30
Assets		2012	2011	2011
Cash and due from banks		$25,673	$30,971	$21,889
Federal funds sold and other short-term investments		218,721	212,071	244,816
Securities available for sale		96,518	54,746	22,735
Securities held to maturity		300	300	-
Federal Home Loan Bank Stock		11,236	11,236	11,236
Loans held for sale		6,630	1,026	467
Total loans		1,036,965	1,070,975	1,099,176
Less allowance for loan loss		27,180	31,641	37,477
Net loans		1,009,785	1,039,334	1,061,699
Premises and equipment, net		54,534	55,358	56,155
Acquisition intangibles		-	64	191
Bank-owned life insurance		26,404	25,957	25,480
Other real estate owned		62,046	66,438	65,432
Other assets		8,488	10,166	8,532

Total Assets		$1,520,335	$1,507,667	$1,518,632

Liabilities and Shareholders' Equity
Noninterest-bearing deposits		$330,626	$324,253	$295,667
Interest-bearing deposits		904,891	891,036	906,889
Total deposits		1,235,517	1,215,289	1,202,556
Other borrowed funds		127,489	148,603	174,270
Surbordinated debt		1,650	1,650	1,650
Long-term debt		41,238	41,238	41,238
Other liabilities		12,042	6,461	6,765
Total Liabilities		1,417,936	1,413,241	1,426,479

Shareholders' equity		102,399	94,426	92,153

Total Liabilities and Shareholders' Equity		$1,520,335	$1,507,667	$1,518,632

MACATAWA BANK CORPORATION
SELECTED CONSOLIDATED FINANCIAL DATA
(Unaudited)

(Dollars in thousands except per share information)
	Quarterly					Year to Date

	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
	2012	2012	2011	2011	2011	2012	2011
EARNINGS SUMMARY
Net interest income	$ 11,322	$ 11,281	$ 11,419	$ 11,501	$ 11,782	$ 22,602	$ 23,380
Provision for loan loss	(1,750)	(3,600)	-	(1,250)	(2,000)	(5,350)	(3,450)
Total non-interest income	4,000	3,711	3,670	3,927	3,616	7,711	7,295
Total non-interest expense	13,886	14,107	14,004	15,626	14,997	27,992	30,433
Federal income tax expense (benefit)	-	-	-	-	-	-	-
Net income (loss)	3,186	4,485	1,085	1,052	2,401	7,671	3,692
Dividends declared on preferred shares	-	-	-	-	-	-	-
Net income (loss) available to common shares	$ 3,186	$ 4,485	$ 1,085	$ 1,052	$ 2,401	$ 7,671	$ 3,692

Basic earnings per common share	$ 0.12	$ 0.17	$ 0.04	$ 0.04	$ 0.13	$ 0.28	$ 0.20
Diluted earnings per common share	$ 0.12	$ 0.17	$ 0.04	$ 0.04	$ 0.13	$ 0.28	$ 0.20

MARKET DATA
Book value per common share	$ 2.56	$ 2.43	$ 2.26	$ 2.22	$ 2.18	$ 2.56	$ 2.18
Tangible book value per common share	$ 2.56	$ 2.43	$ 2.26	$ 2.22	$ 2.17	$ 2.56	$ 2.17
Market value per common share	$ 3.41	$ 3.47	$ 2.28	$ 2.70	$ 2.77	$ 3.41	$ 2.77
Average basic common shares	27,082,825	27,082,825	27,082,834	27,082,823	18,964,150	27,082,825	18,325,434
Average diluted common shares	27,082,825	27,082,825	27,082,834	27,082,823	18,964,150	27,082,825	18,325,434
Period end common shares	27,082,825	27,082,825	27,082,823	27,082,823	27,083,823	27,082,825	27,083,823

PERFORMANCE RATIOS
Return on average assets	0.85%	1.20%	0.29%	0.27%	0.63%	1.02%	0.48%
Return on average equity	12.59%	18.78%	4.61%	4.52%	13.24%	15.59%	10.44%
Net interest margin (fully taxable equivalent)	3.32%	3.32%	3.28%	3.25%	3.39%	3.32%	3.31%
Efficiency ratio	90.63%	94.10%	92.81%	101.28%	97.40%	92.34%	99.21%
Full-time equivalent employees (period end)	373	382	392	396	402	373	402

ASSET QUALITY
Gross charge-offs	$ 899	$ 3,497	$ 4,196	$ 3,693	$ 4,430	$ 4,396	$ 8,562
Net charge-offs	$ 521	$ (1,410)	$ 3,201	$ 1,385	$ 2,866	$ (889)	$ 6,499
Net charge-offs to average loans (annualized)	0.20%	-0.53%	1.19%	0.51%	1.01%	-0.17%	1.12%
Nonperforming loans	$ 18,879	$ 23,494	$ 28,946	$ 35,026	$ 40,445	$ 18,879	$ 40,445
Other real estate and repossessed assets	$ 62,046	$ 66,245	$ 66,438	$ 66,510	$ 65,438	$ 62,046	$ 65,438
Nonperforming loans to total loans	1.82%	2.22%	2.70%	3.24%	3.68%	1.82%	3.68%
Nonperforming assets to total assets	5.33%	5.97%	6.33%	6.70%	6.97%	5.33%	6.97%
Allowance for loan loss	$ 27,180	$ 29,451	$ 31,641	$ 34,842	$ 37,477	$ 27,180	$ 37,477
Allowance for loan loss to total loans	2.62%	2.78%	2.95%	3.22%	3.41%	2.62%	3.41%
Allowance for loan loss to nonperforming loans	143.97%	125.36%	109.31%	99.47%	92.66%	143.97%	92.66%

CAPITAL & LIQUIDITY
Average equity to average assets	6.73%	6.38%	6.21%	6.08%	4.80%	6.55%	4.60%
Tier 1 capital to average assets (Consolidated)	9.00%	8.75%	8.25%	8.07%	8.06%	9.00%	8.06%
Total capital to risk-weighted assets (Consolidated)	14.18%	13.66%	13.15%	12.92%	12.71%	14.18%	12.71%
Tier 1 capital to average assets (Bank)	9.09%	8.87%	8.43%	8.23%	8.22%	9.09%	8.22%
Total capital to risk-weighted assets (Bank)	13.57%	13.02%	12.46%	12.19%	11.94%	13.57%	11.94%

END OF PERIOD BALANCES
Total portfolio loans	$ 1,036,965	$ 1,059,935	$ 1,070,975	$ 1,082,512	$ 1,099,176	$ 1,036,965	$ 1,099,176
Earning assets	1,364,592	1,349,078	1,349,556	1,371,062	1,378,064	1,364,592	1,378,064
Total assets	1,520,335	1,502,994	1,507,667	1,516,101	1,518,632	1,520,335	1,518,632
Deposits	1,235,517	1,214,471	1,215,289	1,200,558	1,202,556	1,235,517	1,202,556
Total shareholders' equity	102,399	98,887	94,426	93,329	92,153	102,399	92,153

AVERAGE BALANCES
Total portfolio loans	$ 1,047,248	$ 1,064,158	$ 1,074,574	$ 1,087,849	$ 1,139,049	$ 1,055,703	$ 1,161,160
Earning assets	1,356,054	1,350,282	1,371,149	1,388,236	1,375,513	1,353,168	1,406,404
Total assets	1,505,217	1,498,015	1,515,570	1,531,695	1,513,507	1,501,616	1,539,500
Deposits	1,222,837	1,205,283	1,201,848	1,215,138	1,217,254	1,214,060	1,240,057
Total shareholders' equity	101,236	95,524	94,164	93,090	72,553	98,380	70,749